CLARKE AMERICAN REPORTS FULL YEAR 2006 RESULTS

SAN ANTONIO, TX – February 21, 2007 – Clarke American Corp. today reported results for the full year 2006.

For the year ended December 31, 2006, Clarke American’s consolidated revenues increased to $623.9 million, compared with $618.4 million for 2005. Clarke American’s net income decreased to $19.5 million from $40.7 million in 2005. The decrease in net income was primarily due to an increase in net interest expense of $49.2 million, primarily related to indebtedness incurred in connection with the financing for M & F Worldwide’s acquisition of Clarke American on December 15, 2005. Adjusted EBITDA3 increased 6.3% to $148.0 million, compared to $139.2 million for 2005. Adjusted EBITDA is a non-GAAP measure that is defined in the footnotes to this release and which is reconciled to net income, the most directly comparable GAAP measure, in the accompanying financial tables.

Revenues from the Financial Institution segment increased to $523.0 million in 2006, compared to $521.7 million in 2005. The increase was attributable to an increase in revenues per unit arising from new products and services and ordinary-course price increases, partially offset by a decrease in unit volume. Operating income increased 8.8% to $76.8 million, compared to $70.6 million in 2005.

Revenues from the Direct to Consumer segment increased to $100.9 million in 2006, compared to $96.7 million in 2005. The increase was also attributable to an increase in revenues per unit arising from new products and services, partially offset by a decrease in unit volume. Operating income increased 32.5% to $10.2 million compared to $7.7 million in 2005.

On December 20, 2006, M & F Worldwide Corp. (NYSE: MFW), Clarke American’s parent company, announced that it had signed a definitive merger agreement with John H. Harland Company (‘‘Harland’’) (NYSE: JH) pursuant to which M & F Worldwide would acquire Harland for $52.75 per share in cash. The merger is expected to close in the second half of 2007, subject to the satisfaction of customary closing conditions, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and approval by Harland’s shareholders. Clarke American has obtained committed financing necessary to consummate the acquisition of Harland. The commitment letter for such financing provides that, concurrent with the consummation of the Harland acquisition, the debt under the current credit facilities and senior notes of Clarke American would be repaid.

‘‘Clarke American and Harland are two companies that have consistently put their customers first in their respective long histories,’’ said Charles Dawson, President and CEO of Clarke American. ‘‘This transaction reflects our continued goal of meeting the evolving strategic needs of the financial services industry.’’

Clarke American will hold a conference call to discuss its 2006 results today at 9:30 a.m. EST (8:30 a.m. CST). The conference call will be available by dialing 888-428-4474 or 612-332-0342 (International) or via live webcast at www.clarkeamerican.com. To access the webcast, click on ‘‘Company Information’’ and then ‘‘Earnings Call.’’ A copy of this press release will be available under the ‘‘Press Release section of the Clarke American website at www.clarkeamerican.com. For those unable to listen live, a replay of the call will be available by dialing 800-475-6701 (access code 863139) or 320-365-3844 (International) (access code 863139) after 12:00 p.m. CST, Wednesday, February 21, 2007 through Wednesday, February 28, 2007.

About Clarke American

Clarke American is a leading provider of checks, related products and services, and marketing services. Clarke American serves financial institutions through the Clarke American and Alcott Routon brands and serves consumers and businesses directly through the Checks In The Mail and B2Direct brands. Clarke American is an indirect wholly owned subsidiary of M & F Worldwide Corp., a holding company that, in addition to Clarke American, wholly owns Mafco Worldwide Corporation, which is the world’s largest producer of licorice extracts and related products.

Forward Looking Statements

This press release contains forward looking statements that reflect management’s current assumptions and estimates of future performance and economic conditions, which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties, many of which are beyond Clarke American’s control. All statements other than statements of historical facts included in this press release, including those regarding Clarke American’s strategy, future operations, financial position, estimated revenues, projected costs, projections, prospects, plans and objectives of management, are forward-looking statements. When used in this press release, the words ‘‘believes,’’ ‘‘anticipates,’’ ‘‘plans,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates’’ or similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this press release. Although Clarke American believes that its plans, intentions and expectations reflected in or suggested by the forward-looking statements made in this press release are reasonable, such plans, intentions or expectations may not be achieved. The factors which may cause Clarke American’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this press release include: 1) Clarke American’s substantial indebtedness; 2) covenant restrictions under Clarke American’s indebtedness that may limit its ability to operate its business and react to market changes; 3) the maturity of the principal industry in which Clarke American operates and trends in the paper check industry, including a faster than anticipated decline in check usage due to increasing use of alternative payment methods and other factors; 4) consolidation among financial institutions; 5) higher than anticipated stand-alone costs of Clarke American; 6) adverse changes among the large financial institution clients on which Clarke American depends, resulting in decreased revenues; 7) intense competition in all areas of Clarke American’s business; 8) interruptions or adverse changes in Clarke American’s supplier relationships, technological capacity, intellectual property matters and applicable laws; 9) the inability to consummate the acquisition and/or integration (including realization of anticipated synergies) of Harland, and the related financing, at all or in the manner anticipated by Clarke American and M & F Worldwide; 10) approval of the acquisition by the shareholders of Harland; and 11) the results of the review of the acquisition by regulatory agencies, and any conditions imposed in connection with consummation of the acquisition. Clarke American assumes no responsibility to update the forward-looking statements contained in this release.

You should read carefully the factors described in Item 1A of the Annual Report which is included as an exhibit to M & F Worldwide’s current report on Form 8-K furnished to the SEC on April 3, 2006 and the Clarke American’s Prospectus filed with the SEC on May 2, 2006 for a description of other risks that could, among other things, cause actual results to differ from these forward looking statements.

Non-GAAP Financial Measures

In this release, Clarke American presents certain adjusted financial measures that are not calculated according to generally accepted accounting principles in the United States (‘‘GAAP’’). These non-GAAP financial measures are designed to complement the GAAP financial information presented in this release because management believes they present information regarding Clarke American that management believes is useful to investors. The non-GAAP financial measures presented should not be considered in isolation from or as a substitute for the comparable GAAP financial measure.

EBITDA represents net income before interest income and expense, income taxes, depreciation and amortization (other than amortization related to prepaid rebates). Clarke American presents EBITDA because it believes it is an important measure of its performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in Clarke American’s industry.

Clarke American believes EBITDA provides useful information with respect to its ability to meet its future debt service, capital expenditures, working capital requirements and overall operating performance although EBITDA should not be considered as a measure of liquidity. In addition, Clarke American utilizes EBITDA when interpreting operating trends and results of operations of its business.

Clarke American also uses EBITDA for the following purposes: Clarke American’s senior credit facilities use EBITDA (with additional adjustments) to measure compliance with covenants such as interest coverage and debt incurrence. Clarke American’s executive compensation is based on EBITDA (with additional adjustments) performance measured against targets. EBITDA is also widely used by Clarke American and others in its industry to evaluate and price potential acquisition candidates. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. See below for a description of these limitations. Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to Clarke American to invest in the growth of its business.

In addition, in evaluating EBITDA, you should be aware that in the future Clarke American may incur expenses such as those excluded in calculating it. Clarke American’s presentation of this measure should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	it does not reflect Clarke American’s cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, Clarke American’s working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments on Clarke American’s debt;

•	although depreciation and amortization are noncash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in Clarke American’s statements of cash flows; and

•	other companies in Clarke American’s industry may calculate EBITDA differently from Clarke American, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of Clarke American’s business or as a measure of cash that will be available to Clarke American to meet its obligations. You should compensate for these limitations by relying primarily on Clarke American’s GAAP results and using EBITDA only supplementally.

Clarke American presents Adjusted EBITDA as a further supplemental measure of its performance. Clarke American prepares Adjusted EBITDA by adjusting EBITDA to reflect the impact of a number of items it does not consider indicative of Clarke American’s ongoing operating performance. Such items include restructuring costs, certain non-operational items, stock-based compensation, group management fees, certain stand-alone costs, an earnout related to our Alcott Routon acquisition and other non-cash adjustments. You are encouraged to evaluate each adjustment and the reasons Clarke American considers them appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, you should be aware that in the future, Clarke American may incur expenses, including cash expenses, similar to the adjustments in this presentation. Clarke American’s presentation of Adjusted EBITDA should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items.

For additional information contact:

Media:	Investor Relations:
LaRhesa Pollock	Ben Cosby
210-690-6498	210-694-1189
lpollock@clarkeamerican.com	bcosby@clarkeamerican.com

	Successor	Unaudited Pro forma[1]	Unaudited Combined Predecessor and Successor[2]	Successor	Predecessor (Honeywell)	Predecessor (Novar)
	Year Ended December 31, 2006	Year Ended December 31, 2005	Year Ended December 31, 2005	Period from December 15 to 31, 2005	Period from April 1 to December 14, 2005	Three Months Ended March 31, 2005
	(dollars in millions)
Consolidated Statements of Operations Data
Net revenues	$623.9	$618.4	$618.4	$24.1	$439.9	$154.4
Operating expenses:
Cost of revenues	389.7	393.5	394.1	17.4	285.6	91.1
Selling, general and administrative expenses	147.2	146.9	146.0	6.0	100.8	39.2
Total operating expenses	536.9	540.4	540.1	23.4	386.4	130.3
Operating income	87.0	78.0	78.3	0.7	53.5	24.1
Interest expense, net	(60.0)	(57.8)	(10.8)	(2.8)	(2.4)	(5.6)
Income (loss) before income taxes	27.0	20.2	67.5	(2.1)	51.1	18.5
Provision (benefit) for income taxes	7.5	8.4	26.8	(0.8)	20.1	7.5
Net income (loss)	$19.5	$11.8	$40.7	$(1.3)	$31.0	$11.0

(1)	This pro forma presentation gives effect to the acquisition of Clarke American by M & F Worldwide as if it had occurred on January 1, 2005. Refer to Clarke American’s Prospectus filed with the SEC on May 2, 2006 for additional information regarding adjustments recorded in arriving at the pro forma statement of operation data.

(2)	Although Clarke American was not a separate stand-alone company during the period April 1 to December 14, 2005 and the three months ended March 31, 2005, the accompanying financial statements have been prepared as if Clarke American had existed as a separate stand-alone company for such periods. The financial information presented may not reflect the combined operating results of Clarke American had it been a separate stand-alone entity during these periods. As a result of the acquisitions by M & F Worldwide and Honeywell in 2005 and the resulting changes in ownership, Clarke American’s operating results for the year ended December 31, 2006, the period from December 15 to December 31, 2005, the period from April 1 to December 14, 2005, and the three months ended March 31, 2005 are presented as ‘‘Successor,’’ ‘‘Successor,’’ ‘‘Predecessor (Honeywell)’’ and ‘‘Predecessor (Novar),’’ respectively.

(3)	The following table is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the periods indicated (unaudited):

	Successor	Pro Forma	Combined Predecessor and Successor	Successor	Predecessor (Honeywell)	Predecessor (Novar)
	Year Ended December 31, 2006	Year Ended December 31, 2005[1]	Year Ended December 31, 2005	Period from December 15 to 31, 2005	Period from April 1 to December 14, 2005	Three Months Ended March 31, 2005
	(unaudited, dollars in millions)
Net income (loss)	$19.5	$11.8	$40.7	$(1.3)	$31.0	$11.0
Interest expense, net	60.0	57.8	10.8	2.8	2.4	5.6
Provision (benefit) for income taxes	7.5	8.4	26.8	(0.8)	20.1	7.5
Depreciation and amortization	54.5	54.6	50.6	2.2	42.7	5.7
EBITDA	141.5	132.6	128.9	2.9	96.2	29.8
Adjustments: Restructuring costs(a)	3.3	2.2	2.2	—	1.8	0.4
Group management fees (b)	0.5	—	0.8	—	0.8	—
Stand-alone costs (c)	—	(0.7)	(2.7)	(0.1)	(1.9)	(0.7)
Alcott Routon earn out (d)	1.1	1.9	1.9	—	1.9	—
Amortization of tenant finish out allowance (e)	—	—	(0.3)	—	—	(0.3)
Impact of purchase accounting adjustments (f)	1.3	—	4.9	1.8	3.1	—
Non-operational Items (g)	0.3	0.1	0.1	—	(0.1)	0.2
Stock–based compensation (h)	—	3.4	3.4	—	—	3.4
Adjusted EBITDA	$148.0	$139.5	$139.2	$4.6	$101.8	$32.8

(a)	Reflects restructuring expenses, including adjustments, recorded in accordance with GAAP, consisting primarily of severance, post-closure facility expenses and other related expenses.

(b)	Group management fees charged for services rendered by the relevant parent company.

(c)	The adjustment to the year ended December 31, 2005 reflects management estimates of additional costs as if Clarke American had operated as a separate, stand-alone entity during such period including costs to replace the legal, tax, risk management and other services provided by Clarke American’s former parent companies and adjust the compensation of certain executives who, in connection with the acquisition by M & F Worldwide, have entered into employment agreements that became effective upon the completion of such acquisition. Net income for the pro forma year ended December 31, 2005 already gives effect to $2.0 million of these costs, which represented management’s estimate of additional costs to replace the legal, tax, risk management and other services provided by Clarke American’s former parent companies and agreed compensation expenses incurred in connection with the acquisition by M & F Worldwide. Management estimated that a further $0.7 million of other stand-alone costs would be incurred annually. However, Clarke American’s actual costs may differ from these estimates.

(d)	Reflects charges accrued under an earnout arrangement resulting from the 2004 purchase of Alcott Routon, which will be paid in 2007.

(e)	Reflects the amortization of deferred liabilities resulting from capitalized leasehold improvements paid for by landlords.

(f)	Reflects the negative effect on net income primarily from the fair value inventory adjustments related to the Honeywell and M & F Worldwide purchase accounting.

(g)	Reflects gain/loss on non-ordinary course sales of fixed assets and sublease income related to facilities Clarke American has closed.

(h)	Reflects non-cash charges incurred due to the accelerated vesting of stock options held by certain members of senior management under a plan terminated in March 2005. No officer or director currently owns any options or shares of Clarke American.